Exhibit 10(d)(3)

AMENDMENT

TO THE

LAMAR DEFERRED COMPENSATION PLAN

WHEREAS, Lamar Advertising Company (the “Company”) established the Lamar Deferred Compensation Plan (the “Plan”) to provide deferred compensation for a select group of management or highly compensated employees;

WHEREAS, the Company reserved the right to amend the Plan pursuant to Section 9 of the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Section 5.8(b) is amended in its entirety to read as follows:

(b) Payments that Would Jeopardize the Ability of the Company to Continue as a Going Concern. Payment will be delayed where the Committee reasonably anticipates that the making of the payment at the date specified under the Plan would jeopardize the ability of the Company to continue as a going concern provided that the delayed payment is made during the first taxable year of the service provider in which making of the payment would no longer have such effect.

2. Except as amended herein, the Plan shall remain in full force and effect and is hereby ratified and confirmed.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of 13th day of December 2013.

LAMAR ADVERTISING COMPANY

By:	/s/ Keith A. Istre
Keith A. Istre
Chief Financial Officer